UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2008
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.
On June 5, 2008, Mylan Inc.’s subsidiary Mylan Pharmaceuticals Inc. entered into a settlement and license agreement with Abbott Laboratories relating to Divalproex Extended-release (ER) Tablets, the generic version of Abbott’s Depakote ER. Mylan will enjoy a 180-day exclusivity period on the 500 mg strength upon launching, which will occur no later than January 1, 2009. This agreement also provides a license for the 250 mg strength also to be launched no later than January 1, 2009. All litigation between Mylan and Abbott relating to Divalproex ER Tablets will be dismissed.
Divalproex ER Tablets had U.S. sales of approximately $825 million for the 12 months ending March 31, 2008, with $722 million on the 500 mg and $103 million on the 250 mg.
Currently, Mylan has 73 ANDAs pending FDA approval, 21 of which are potential first-to-file opportunities.
This Form 8-K includes statements that constitute “forward-looking statements,” including with regard to anticipated marketing exclusivity. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the use of legal, regulatory and legislative strategies by competitors or other third parties to delay or prevent product introductions; risk inherent in legal and regulatory processes; and the other risks detailed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this filing.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: June 5, 2008	By:	/s/ Edward J. Borkowski

Edward J. Borkowski Executive Vice President and Chief Financial Officer